Exhibit 99.2

Schedule identifying the differences between the notes identified on the cover page of the
Exchange Act report into which this Exhibit 99.2 is incorporated by reference (the “Notes”)
and Exhibit 4.2(a) (“Exhibit 4.2(a)”) to Protective Life Insurance Company’s Report on
Form 8-K filed on May 9, 2006

For purposes of this Exhibit 99.2, the following terms are referred to herein as the “Variable Terms”.

Issuing Entity (the “Trust”):	Interest Rate Basis(es) (or Base Rate):
Execution Party: The Trust, by Wilmington Trust	CD Rate ☐
Company, not in its individual capacity but solely as	Commercial Paper Rate ☐
Delaware Trustee	Federal Funds (Effective) Rate ☐
Date of Note: original issue date	Federal Funds (Open) Rate ☐
Cusip No.:	LIBOR ☐
Principal Amount: $	☐ LIBOR Reuters Page:
Original Issue Date:	☐ LIBOR Telerate Page:
Price to Public:	Designated LIBOR
Stated Maturity Date:	Currency:
Settlement Date and Time:	EURIBOR ☐
Securities Exchange Listing: ☐ Yes ☐ No. If yes,	Treasury Rate (other than Constant
indicate name(s) of Securities Exchange(s)	Maturity Treasury Rate) ☐
.	Constant Maturity Treasury Rate ☐
Depositary:	Designated CMT Telerate
Authorized Denominations (if other than $1,000):	Page:
Collateral held in the Trust: Protective Life Insurance	If Telerate Page 7052:
Company Funding Agreement No. , all proceeds,	☐ Weekly Average
rights and books and records related thereto.	☐ Monthly Average
Interest Rate or Formula:	Designated CMT Maturity
Fixed Rate Note: ☐ Yes ☐ No. If yes,	Index:
Interest Rate:	Prime Rate ☐
Interest Payment Frequency:	Inverse Floating Rate Note ☐
☐ Monthly ☐ Quarterly	Fixed Interest Rate:
☐ Semi-annually ☐ Annually	Floating Rate/Fixed Rate ☐
Interest Payment Dates, if other than as	Fixed Interest Rate:
specified on the reverse hereof:	Fixed Rate Commencement Date:
Additional/Other Terms:	Index Maturity:
Amortizing Note: ☐ Yes ☐ No. If yes,	Spread and/or Spread Multiplier, if any:
Amortization schedule or formula:	Initial Interest Rate, if any:
Additional/Other Terms:	Initial Interest Reset Date:
Discount Note: ☐ Yes ☐ No. If yes,	Interest Reset Dates:
Registered Face Amount:	Rate Determination Date(s):
Total Amount of Discount:	Interest Payment Frequency:
Yield to Maturity:	☐ Monthly ☐ Quarterly
Additional/Other Terms:	☐ Semi-Annually ☐ Annually
Redemption Provisions: ☐ Yes ☐ No. (If yes, the Trust will redeem the Note on the date and to the extent that the Funding Agreement (as defined in the	Maximum Interest Rate, if any: Minimum Interest Rate, if any:

Indenture) has been redeemed by Protective Life Insurance Company (“Protective Life”). Protective Life has the right to redeem the Funding Agreement, in full or in part, on (such date, the “Initial	Additional/Other Terms: Regular Record Date(s): Sinking Fund: Day Count Convention:
Redemption Date”) or on any other Interest Payment	☐ 30 over 360	☐ Actual over Actual
Date thereafter).	☐ Actual over 360	☐ Other (See attached)

Initial Redemption Percentage:	Specified Currency: U.S. Dollars
Annual Redemption Percentage Reduction, if any:	Calculation Agent:
Additional/Other Terms:	Additional/Other Terms:
Repayment Provisions: ☐ Yes ☐ No. (If yes, the Holder of this Note has the right to repayment of this Note on any Interest Payment Date after ).
Additional/Other Terms:
Survivor’s Option: ☐ Yes ☐ No. (If yes, the attached Survivor’s Option is incorporated into this Note).
Trust Put Limitation:
Floating Rate Note: ☐ Yes ☐ No. If yes,
Interest Rate:

Omitted Document:  The global note representing the Notes (the “Global Note”).

Differences:

The Variable Terms of the Notes set forth in the Global Note differ from the terms set forth in Exhibit 4.2(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, differ from the analogous terms set forth in Exhibit 4.2(a).